   As filed with the Securities and Exchange Commission on July 10, 1998
                                                 Registration No. ____________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                        PROVIDENT BANKSHARES CORPORATION
   (exact name of registrant as specified in its certificate of incorporation)

                                    MARYLAND
                         (state or other jurisdiction of
                         incorporation or organization)


                                   52-1519642
                        (IRS Employer Identification No.)

                            114 EAST LEXINGTON STREET
                            BALTIMORE, MARYLAND 21202
                                 (410) 277-7000
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                        PROVIDENT BANKSHARES CORPORATION
                     AMENDED AND RESTATED STOCK OPTION PLAN
                            (Full Title of the Plans)

                                                 COPIES TO:
PETER M. MARTIN                                  DOUGLAS P. FAUCETTE, ESQ.
CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE          MARC P. LEVY, ESQ.
OFFICER                                          MULDOON, MURPHY & FAUCETTE
PROVIDENT BANKSHARES CORPORATION                 5101 WISCONSIN AVENUE, N.W.
114 EAST LEXINGTON STREET                        WASHINGTON, DC  20016
BALTIMORE, MARYLAND 21202                        (202) 362-0840
(410) 277-7000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As
              soon as practicable after this Registration Statement
                               becomes effective.

 If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
                      1933, check the following box. / X /

===================================================================================================
   Title of each Class of     Amount to be   Proposed Purchase   Estimated Aggregate  Registration
Securities to be Registered   Registered(1)  Price Per Share(2)    Offering Price         Fee
---------------------------------------------------------------------------------------------------
      Common Stock
     $1.00 par value         500,000 Shares      $29.31             $14,655,000          $4,324
===================================================================================================

(1)Represents the total increase in the number of shares reserved for issuance together with an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance pursuant to the Provident Bankshares Corporation Amended and Restated Stock Option Plan (the "Plan") as the result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock of Provident Bankshares Corporation pursuant to 17 C.F.R. ss.230.416(a).
(2)Determined by the market value of the Common Stock on July 8, 1998, which is calculated by the average of the high and low prices listed on the Nasdaq Stock Market, as reported in the Wall Street Journal, for the 500,000 additional shares available for issuance under the Plan, for which options have not yet been granted.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IMMEDIATELY UPON FILING IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, (THE "SECURITIES ACT") AND 17 C.F.R. SS.230.462.
Number of Pages:  37
Exhibit Index on Page 7

PROVIDENT BANKSHARES CORPORATION

PART I     INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEMS 1 & 2.This Registration Statement relates to the registration of 500,000 additional shares of common stock, $1.00 par value per share ("Common Stock"), of Provident Bankshares Corporation ("Provident" or the "Registrant") reserved for issuance and delivery under the Provident Bankshares Corporation Amended and Restated Stock Option Plan (the "Plan"). On June 15, 1988, the Registrant registered 510,000 shares of Common Stock, reserved for issuance under the Provident Bankshares Corporation Stock Option and Appreciation Rights Plan, with the Securities and Exchange Commission (the "SEC") (SEC File No. 33-22552). On October 31, 1990, the Registrant registered 190,000 additional shares of Common Stock, reserved for issuance under the Plan, with the SEC (SEC File No. 33-37502). On May 19, 1995, The Registrant registered 565,000 additional shares of Common Stock, reserved for issuance under the Plan, with the SEC (SEC File No. 33-92510). The contents of such filings are incorporated herein by reference, pursuant to General Instruction E for the Form S-8.

PART II     INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

      None

      The consolidated statements of condition of Provident and subsidiaries as of December 31, 1997 and 1996 and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997, included in the Registrant's 1997 Form 10-K, which is incorporated by reference into this Registration Statement, have been incorporated by reference herein in reliance upon the reports of PricewaterhouseCoopers LLP (formerly, Coopers & Lybrand L.L.P.) and Arthur Andersen LLP (with respect to the financial statements of First Citizens Financial Corporation for the years 1996 and 1995), independent auditors, included in the Registrant's 1997 Form 10-K and incorporated by reference herein, and upon the authority of said firms as experts in accounting and auditing.

      The validity of the Common Stock offered hereby has been passed upon by Muldoon, Murphy & Faucette, Washington, DC, for the Registrant.

ITEM 8.  LIST OF EXHIBITS.

      The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8 (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):

4.1   Articles of Incorporation of the Registrant, as amended.

4.2 Bylaws of Provident Bankshares Corporation, as amended, filed as an Exhibit to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1994, filed with the SEC on February 17, 1995 (SEC File No. 0-16421) and incorporated herein by reference.

4.3 Stockholder Protection Rights Agreement, filed as an Exhibit to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1994 (SEC File No. 0-16421) and incorporated herein by reference.

5.0 Opinion of Muldoon, Murphy & Faucette as to the legality of the Common Stock registered hereby.

23.1 Consent of Muldoon, Murphy & Faucette (contained in the opinion included as Exhibit 5).

23.2  Consent of PricewaterhouseCoopers LLP.

23.3  Consent of Arthur Andersen LLP.

24.0  Power of Attorney (Located on signature page).

CONFORMED
                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, Provident Bankshares Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Baltimore, State of Maryland, on the 10th day of July, 1998.


                                    PROVIDENT BANKSHARES CORPORATION



                                    By:   /s/ Peter M. Martin
                                          --------------------------------------
                                          Peter M. Martin
                                          Chairman of the Board, President
                                          and Chief Executive Officer


      Each person whose individual signature appears below hereby makes, constitutes and appoints Peter M. Martin, and Mr. Martin makes, constitutes and appoints James R. Wallis, to sign for such person and in such person's name and capacity indicated below, any and all amendments to this Registration Statement, including any and all post-effective amendments.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name                          Title                                 Date
----                          -----                                 ----


/s/ Peter M. Martin           Chairman of the Board, President     July 10, 1998
------------------------      and Chief Executive Officer
Peter M. Martin


/s/James R. Wallis            Executive Vice President             July 10, 1998
------------------------      (Principal Financial Officer)
James R. Wallis


/s/ R. Wayne Hall             Treasurer (Principal                 July 10, 1998
-------------------------     Accounting Officer)
R. Wayne Hall

/s/ Carl W. Stearn             Director                            July 10, 1998
------------------------
Carl W. Stearn


/s/ Melvin A. Bilal            Director                            July 10, 1998
------------------------
Melvin A. Bilal


/s/ Dr. Calvin W. Burnett      Director                            July 10, 1998
-------------------------
Dr. Calvin W. Burnett


/s/ Ward B. Coe, III, Esquire   Director                           July 10, 1998
------------------------------
Ward B. Coe, III


/s/ Charles W. Cole, Jr.        Director                           July 10, 1998
-------------------------
Charles W. Cole, Jr.


/s/ M. Jenkins Cromwell, Jr.    Director                           July 10, 1998
----------------------------
M. Jenkins Cromwell, Jr.


/s/ Pierce B. Dunn              Director                           July 10, 1998
-----------------------
Pierce B. Dunn


/s/ Enos K. Fry                 Director                           July 10, 1998
----------------------
Enos K. Fry


/s/ Herbert W. Jorgensen        Director                           July 10, 1998
------------------------
Herbert W. Jorgensen


/s/ Mark K. Joseph              Director                           July 10, 1998
------------------------
Mark K. Joseph


/s/ Barbara B. Lucas            Director                           July 10, 1998
-----------------------
Barbara B. Lucas

/s/                               Director
------------------------------
Robert B. Barnhill, Jr.


/s/ Frederick W. Meier, Jr.       Director                         July 10, 1998
-----------------------------
Frederick W. Meier, Jr.


/s/ Sister Rosemarie Nassif       Director                         July 10, 1998
-----------------------------
Sister Rosemarie Nassif


/s/ Francis G. Riggs              Director                         July 10, 1998
-----------------------
Francis G. Riggs


/s/ Sheila K. Riggs               Director                         July 10, 1998
--------------------
Sheila K. Riggs


/s/                               Director
---------------------
Thomas S. Bozzuto



                                  EXHIBIT INDEX
                                  -------------


Exhibit                                         Method of                 Sequentially
  No.             Description                 Filing/Location             Numbered Page
  ---             -----------                 ---------------             -------------

 4.1         Articles of Incorporation       Filed herewith.                    9
             of the Registrant.

 4.2         Bylaws of Provident             Incorporated by reference         --
             Bankshares Corporation          to Exhibits to the Registrant's
                                             1994 Form 10-K, filed with the
                                             SEC on February 17, 1995
                                             (SEC File No. 0-16421).

 4.3         Stockholder Protection          Incorporated by reference         --
             Rights Agreement                to Exhibits to the Registrant's
                                             1994 Form 10-K (SEC File No.
                                             0-16421).

 5.0         Opinion of Muldoon, Murphy      Filed herewith.                   32
             & Faucette

 23.1        Consent of Muldoon, Murphy      Located in Exhibit 5              --
             & Faucette                      herewith.

 23.2        Consent of                      Filed herewith.                   35
             PricewaterhouseCoopers LLP

 23.3        Consent of Arthur Andersen      Filed herewith.                   37
             LLP

 24.0        Power of Attorney               Located on signature page.        --
